Exhibit 99.1

FOR IMMEDIATE RELEASE

BUSINESS OBJECTS REPORTS
THIRD QUARTER 2004 RESULTS
Revenues and EPS at the High End of Guidance
Overall Revenues Led By Strength in the Americas Region
BusinessObjects 11 on Plan

San Jose, California; Paris, France – November 3, 2004 – Business Objects (Nasdaq: BOBJ; Euronext Paris ISIN code FR0004026250 — BOB), the world’s leading provider of business intelligence (BI) solutions, today announced results for the third quarter ended September 30, 2004. The company reported total revenues of $219.5 million, which was at the high end of the company’s revenue guidance. US GAAP earnings per share of 12 cents and pro forma earnings per share of 19 cents both exceeded company guidance. The Americas region showed good sequential revenue growth in the third quarter as the company successfully rolled out its latest version of its flagship product BusinessObjects 6.5.

“We are very excited about our current solutions and their reception in the global marketplace,” said Bernard Liautaud, chairman and chief executive officer. “The newest additions to our suite of integrated business intelligence software, BusinessObjects 6.5 and Crystal 10, are being successfully deployed and are receiving top ranking from customers and industry analysts.”

“Looking to the end of the year, we are on track with the release of our next generation of product, BusinessObjects 11,” continued Liautaud. “This next step not only completes integration of the Business Objects and Crystal product lines, but also introduces major new innovations that we will be delivering in the coming months. BusinessObjects 11 is currently in beta with more than 50 sites worldwide and is expected to be available at the end of 2004. The fourth quarter will be the runway for this important product launch and the key driver for our growth in Fiscal 2005.”

Pro forma and normalized results differ from US GAAP as they exclude certain purchase accounting adjustments and other costs associated with the acquisition of Crystal Decisions. A reconciliation of US GAAP to pro forma and normalized results is included at the end of this press release. These terms are defined in the section “Use of Non-GAAP Financial Measures” below.

Revenues Led By the Americas Region

Total third quarter revenues on a normalized basis were $224.5 million, down by 3 percent sequentially, as expected in a seasonally soft summer quarter. The company’s top line performance was driven by growth in the Americas region, with normalized revenues of $117.8 million, up 6 percent sequentially and up 1 percent year-over-year. In the Americas region the company experienced growth in every line of business: license, maintenance and professional services. Notable customer wins in the quarter included the United States Navy, Allstate Corporation, Sears, Roebuck and Co., and Kohl’s Department Stores, Inc.

Business Objects Reports Third Quarter 2004 Results

Normalized revenues in the EMEA region (Europe, Middle East, and Africa) were $88.3 million, down 12 percent (down 13 percent at 73.0 million in Euros) sequentially due to seasonal softness and the non recurrence of large deals that had benefited the previous quarter’s performance. On a year-over-year basis, the EMEA region was up 11 percent (4 percent in Euro). Revenues in the Asia Pacific region, including Japan, were $18.4 million, down 3 percent sequentially, although up 20 percent compared with the same period previous year.

On a US GAAP basis, software license revenues totaled $105.7 million in the third quarter. Query, analysis, and reporting products reached $96.4 million in license revenues or 91 percent of total license revenues. Performance management and analytical applications products totaled $3.7 million in the third quarter, and data integration products totaled $5.6 million during the third quarter, contributing 4 percent and 5 percent of total license revenues, respectively. There were 4 software license transactions over $1 million in the quarter.

Earnings Reported at High End of Guidance

The third quarter US GAAP operating margin was 8 percent and was stable compared to the second quarter. US GAAP net income in the third quarter was $11.0 million, versus $11.5 in the second quarter. US GAAP earnings per diluted share were 12 cents in the third quarter, versus 13 cents in the second quarter.

On a pro forma basis, the operating margin was 12 percent in the third quarter compared to 13 percent in the second quarter. Pro forma net income was $16.7 million in the third quarter, versus $18.2 million in the second quarter. Pro forma earnings per diluted share were 19 cents in the third quarter, versus 20 cents per share in the second quarter and exceeded the company’s guidance of 14 cents to 18 cents.

Balance Sheet Strengthened

Total cash (cash and cash equivalents including restricted cash) grew by $7.8 million to $259.7 million as of September 30, 2004. Cash generated from operations in the third quarter was $27.7 million. The company used $19.3 million to repurchase 1 million of the company’s ordinary shares in open market transactions. Days sales outstanding improved by 6 days from the end of the second quarter to 75 days at the end of the third quarter.

Year-to-Date Results

Total revenues for the nine months ended September 30, 2004 were $658.9 million. US GAAP net income for the nine months ended September 30, 2004 was $25.8 million, or $0.28 per diluted share. Pro forma net income for the nine months ended September 30, 2004 was $44.3 million, or $0.49 per diluted share.

New Products and Product Awards

•	BusinessObjects 11 entered the beta testing phase. The current program already has more than 50 sites worldwide participating and general availability of the product remains on schedule.

Business Objects Reports Third Quarter 2004 Results

•	The new Sarbanes-Oxley Analytic Solution was launched to help businesses manage compliance. This solution helps organizations to increase financial transparency and improve oversight of their internal controls structure.

•	Business Objects delivered two analytic applications for the retail industry — one for manufacturers of consumer package goods, and one designed to help retailers identify customer demand and preferences, and manage product assortment and relationships with suppliers.

•	IDC recognized Business Objects as the leading BI vendor in Western Europe, according to the “Western European Business Intelligence Tools Competitive Report, 2004” report.

•	Forrester Research named Business Objects as a leader in the business intelligence market in their August 2004 BI Wave report “Grading BI Reporting and Analysis Solutions.”

•	Business Objects also received several readers choice awards. Readers of SQL Server Magazine rated Business Objects number one in reporting, data warehousing, and extract, transform, and load. Readers of Intelligent Enterprise selected BusinessObjects Customer Intelligence as the best product in the customer analytic category.

Indirect Channel Strategy Continued to Expand

•	The company signed an agreement with China’s largest IT distributor, Digital China, for the distribution of Business Objects’ products in China.

•	PeopleSoft extended its reseller and OEM agreement with Business Objects, which establishes Business Objects as PeopleSoft’s preferred business intelligence partner.

•	Business Objects completed “Powered by SAP NetWeaver” certification for the tight integration of WebIntelligence® with the J2EE engine of SAP® Web Application Server 6.20, as well as the SAP Enterprise Portal 6.0 via iView software.

•	Business Objects and IBM announced an OEM agreement to extend mainframe connectivity for BusinessObjects Data Integrator.

•	Business Objects announced an OEM agreement with Velosel, a leader in collaborative product information management, to provide a solution designed to help retail and consumer package goods companies track, manage, and leverage the increasing volume of RFID data.

Other news

Now that the transition of John Olsen’s former duties is complete, he will be concluding his tenure on the company’s board of directors effective December 31, 2004.

Business Outlook

•	Business Objects offers the following guidance for the fourth quarter ending December 31, 2004:

Revenue is expected to be in the range of $230 million to $240 million.

US GAAP diluted earnings per share are expected to be in the range of $0.14 to $0.20. Pro forma diluted earnings per share are expected to be in the range of $0.21 to $0.27.

Business Objects Reports Third Quarter 2004 Results

Both the US GAAP and pro forma guidance for the quarter ending December 31, 2004 exclude eliminated deferred maintenance revenue of approximately $1.6 million, which is approximately a $0.01 per share reduction reflected in both estimates.

The pro forma earnings per share for the quarter ending December 31, 2004 also excludes amortization of intangible assets and stock-based compensation of approximately $9.1 million, which is an increase of approximately $0.06 per share, and planned restructuring charges of $1.2 million, which is an increase of approximately $0.01 per share.

•	Business Objects offers the following guidance for the full year ending December 31, 2004:

Revenue is expected to be in the range of $890 million to $900 million.

US GAAP diluted earnings per share are expected to be in the range of $0.42 to $0.48. Pro forma diluted earnings per share are expected to be in the range of $0.70 to $0.76.

Both the US GAAP and pro forma guidance for the full year exclude eliminated deferred maintenance revenue of approximately $28 million, which is approximately a $0.19 per share reduction reflected in both these estimates.

The pro forma earnings per share for the year ending December 31, 2004 also excludes amortization of intangible assets and stock-based compensation expense of approximately $36.4 million, which is an increase of approximately $0.25 per share, and planned restructuring charges of $3 million, which is an increase of approximately $0.02 per share.

The above information concerning our forecast for the fourth quarter and full year 2004 represents our outlook only as of the date hereof, and we undertake no obligation to update or revise any financial forecast or other forward looking statements, as a result of new developments or otherwise.

Accounting principles

Business Objects prepares its financial statements in accordance with US GAAP. As the Company is listed on both Premier Marché of Euronext S.A. in France and the Nasdaq National Market in the United States, it is required to separately report consolidated financial statements prepared in accordance with accounting principles generally accepted in France (“French GAAP”) and in accordance with US GAAP.

There are significant differences in results of operations and financial position between the two reporting standards. These differences are primarily related to the amortization of

Business Objects Reports Third Quarter 2004 Results

goodwill, stock-based compensation, financial instrument derivatives, the accounting for treasury shares related to the acquisition of Crystal Decisions and their presentation in the balance sheet. The reconciliation of the consolidated net income for 2003 and of the consolidated shareholders’ equity as of December 31, 2003 in accordance with French GAAP and US GAAP is available in the Company’s annual report filed as a “Document de Réference” under reference R. 04-066 with the Autorité des Marchés Financiers, the French securities law regulatory agency.

Use of Non-GAAP Financial Measures

This press release includes financial measures for net income and earnings per share that exclude certain non-cash charges and that have not been calculated in accordance with US GAAP. These measures differ from US GAAP in that they exclude the amortization of intangible assets and of deferred stock-based compensation associated with the Crystal Decisions acquisition, and the elimination of maintenance revenue due to the impact of purchase accounting entries on deferred revenue. Business Objects has provided these measurements in addition to US GAAP financial results because it believes they provide a consistent basis for comparison between quarters that is not influenced by certain non-cash expenses related to the acquisition of Crystal Decisions and therefore is helpful to understanding Business Objects’ underlying operational results. Further, these Non-GAAP measures are some of the primary measures Business Objects’ management uses for planning and forecasting. These measures are not in accordance with, or an alternative to US GAAP and these Non-GAAP measures may not be comparable to information provided by other companies. A reconciliation of US GAAP to pro forma and normalized results is presented at the end of this press release.

The “normalized revenue” referred to above for the third quarter includes approximately $5.1 million of deferred maintenance revenue that is eliminated under purchase accounting rules. The growth rate in normalized revenue is derived by comparing 2004 normalized revenue to the combined Business Objects and Crystal Decisions revenue in the similar time period in 2003.

Conference Call

Business Objects will hold a conference call today to discuss its financial results for the third quarter of 2004. The call will begin at 1:30 p.m. PT (4:30 p.m. ET). The call-in access numbers are 800.399.7988 for the U.S. and Canada; and 706.634.5428 (Europe and Asia). The conference call also will be webcast live, and can be accessed on the company’s website – www.businessobjects.com. A replay of the webcast will be available on the site approximately two hours after the end of the live call.

About Business Objects

Business Objects is the world’s leading business intelligence (BI) software company. Business Objects enables organizations to track, understand, and manage enterprise performance. The company’s solutions leverage the information that is stored in an array of corporate databases, enterprise resource planning (ERP), and customer relationship management (CRM) systems.

Business Objects has more than 29,000 customers in over 80 countries. The company’s stock is traded under the ticker symbols NASDAQ: BOBJ and Euronext Paris (ISIN:

Business Objects Reports Third Quarter 2004 Results

FR0004026250 — BOB). It is included in the SBF 120 and IT CAC 50 French stock market indexes. Business Objects can be reached at 408-953-6000 and www.businessobjects.com

Forward-Looking Statements

This document contains forward-looking statements that involve risks and uncertainties concerning the company, including the company’s expected financial performance, the breadth and acceptance of the company’s version 6.5 product offering and the Crystal version 10 offering, the timing and customer acceptance of the BusinessObjects 11 product offering, the timing and customer acceptance of the BusinessObjects 11 product offering, the timing of delivery on the anticipated product roadmap, the continued success of integration and realization of synergies from the Crystal Decisions acquisition, and the benefits of new OEM and reseller agreements and the impact of new financial accounting requirements on the company’s reported results. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. The potential risks and uncertainties include, among others, the company’s ability to successfully integrate Crystal Decisions’ operations, employees, and products; the company’s ability to transition Crystal Decisions’ customers to the combined company’s products; the company’s ability to introduce a combined product line in a timely manner; the realization of revenue from new OEM and reseller agreements; the introduction of new products by competitors or the entry of new competitors into the markets for Business Objects’ products; the impact of the pricing of competing technologies; and economic and political conditions in the U.S. and abroad. All product roadmap and integration plans may be refined, updated, or revised without notice. More information about potential factors that could affect Business Objects’ business and financial results is included in Business Objects’ Annual Report on Form 10-K for the fiscal year ended December 31, 2003, Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004, which are on file with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s website at www.sec.gov. Business Objects is not obligated to undertake any obligation to update these forward-looking statements to reflect events or circumstances after the date of this document.

BusinessObjects is a trademark of Business Objects S.A. Other company and product names may be trademarks of the respective companies with which they are associated

CONTACTS:

Business Objects
Catherine Peterson
+1 408 953 6064
Vice President, Investor Relations
catherine.peterson@businessobjects.com

Anne Guimard
Business Objects
European Investor Relations
+33 1 41 25 39 19
anne.guimard@businessobjects.com

Business Objects Reports Third Quarter 2004 Results

BUSINESS OBJECTS S.A.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands of US dollars, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
	(unaudited)		(unaudited)
Revenues:
Net license fees	$105,705	$58,044	$337,380	$176,982
Services	113,765	71,068	321,563	199,641

Total revenues	219,470	129,112	658,943	376,623
Cost of revenues:
Net license fees	7,117	1,088	20,770	2,845
Services	42,470	21,602	125,544	62,297

Total cost of revenues	49,587	22,690	146,314	65,142

Gross profit	169,883	106,422	512,629	311,481
Operating expenses:
Sales and marketing	96,543	59,954	292,995	174,684
Research and development	35,339	22,852	111,583	68,971
General and administrative	21,366	10,198	62,312	28,958
Restructuring costs	—	—	1,492	—

Total operating expenses	153,248	93,004	468,382	272,613

Income from operations	16,635	13,418	44,247	38,868
Interest and other income (expense), net	1,137	4,058	(2,670)	11,414

Income before provision for income taxes	17,772	17,476	41,577	50,282
Provision for income taxes	(6,743)	(6,649)	(15,800)	(19,115)

Net income	$11,029	$10,827	$25,777	$31,167

Basic net income per ordinary share and ADS	$0.12	$0.17	$0.29	$0.49

Diluted net income per ordinary share and ADS	$0.12	$0.17	$0.28	$0.48

Ordinary shares and ADSs used in computing basic net income per ordinary share and ADS	88,495	63,370	88,745	62,969

Ordinary shares and ADSs and equivalents used in computing diluted net income per ordinary share and ADS	89,792	65,073	91,210	64,376

Business Objects Reports Third Quarter 2004 Results

BUSINESS OBJECTS S.A.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of US dollars)

	September 30, 2004	December 31, 2003
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$222,616	$235,380
Restricted cash	37,104	19,243
Accounts receivable, net	184,020	187,885
Deferred tax assets	9,746	261
Prepaid and other current assets	40,588	33,797

Total current assets	494,074	476,566
Goodwill	1,061,236	1,051,111
Other intangible assets, net	125,388	149,143
Property and equipment, net	61,927	61,187
Deposits and other assets	35,721	19,092
Long-term deferred tax assets	25,454	17,963

Total assets	$1,803,800	$1,775,062

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$36,369	$47,790
Accrued payroll and related expenses	66,067	84,686
Income taxes payable	88,908	75,727
Deferred revenues	168,880	135,977
Restructuring liability	5,700	21,331
Other current liabilities	57,111	51,814
Escrows payable	6,645	9,728

Total current liabilities	429,680	427,053
Long-term liabilities	6,314	4,950

Total liabilities	435,994	432,003
Shareholders’ equity
Ordinary shares, Euro 0.10 nominal value	10,194	9,927
Additional paid-in capital	1,149,301	1,121,910
Treasury and Business Objects Option LLC shares	(53,335)	(13,104)
Retained earnings	228,374	202,597
Unearned compensation	(9,995)	(18,353)
Accumulated other comprehensive income	43,267	40,082

Total shareholders’ equity	1,367,806	1,343,059

Total liabilities and shareholders’ equity	$1,803,800	$1,775,062

Business Objects Reports Third Quarter 2004 Results

BUSINESS OBJECTS S.A.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of US dollars)

	Nine Months Ended
	September 30,
	2004	2003
	(unaudited)
Operating activities:
Net income	$25,777	$31,167
Adjustment to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization of property and equipment	25,224	12,087
Amortization of other intangible assets	23,085	2,073
Stock-based compensation expense	5,309	—
Deferred income taxes	(17,456)	1,857
Tax benefit from employee stock plans	2,517	—
Changes in operating assets and liabilities:
Accounts receivable, net	3,549	14,405
Prepaid and other current assets	(7,045)	(9,599)
Deposits and other assets	(16,873)	174
Accounts payable	(11,411)	8,065
Accrued payroll and related expenses	(21,444)	(455)
Income taxes payable	3,925	(4,709)
Deferred revenues	32,671	17,364
Restructuring liability and other current liabilities	(7,672)	(5,048)

Net cash provided by operating activities	40,156	67,381

Investing activities:
Purchases of property and equipment, net	(24,161)	(7,564)
Change in estimate in restructuring accrual for Acta acquisition	—	2,741
Purchase of short-term investments	—	(31,851)

Net cash used in investing activities	(24,161)	(36,674)

Financing activities:
Issuance of shares	28,191	14,675
Purchase of treasury shares	(40,231)	—
Transfer of cash (to) from restricted cash accounts	(17,861)	793
Payments on notes and escrow payable	(3,083)	(793)

Net cash provided by (used in) financing activities	(32,984)	14,675

Effect of foreign exchange rate changes on cash and cash equivalents	4,225	18,644
Net increase (decrease) in cash and cash equivalents	(12,764)	64,026
Cash and cash equivalents, beginning of period	235,380	233,941

Cash and cash equivalents, end of period	$222,616	$297,967
Short-term investments, end of period	—	81,979

Cash and cash equivalents and short-term investments, end of period	$222,616	$379,946

Business Objects Reports Third Quarter 2004 Results

Business Objects S.A.
Statement of Operations — Reconciliation of Pro forma to US GAAP Information
For the Three Months Ended September 30, 2004
(In millions of US dollars, except EPS data)
(Unaudited)

						Normalized
						(including add
			Add back:		Add back: Lost	back of lost
		Add back:	Amortization of		Deferred	deferred
		Amortization of	Stock-Based	Pro forma	Maintenance	maintenance
	US GAAP	Intangible Assets	Compensation	Results	Revenue	revenue)
Net license fees	$105.7	$—	$—	$105.7	$—	$105.7
Services revenues	113.8	—	—	113.8	5.1	118.9

Total revenues	219.5	—	—	219.5	5.1	224.6
Cost of net license fees	7.1	(5.0)	—	2.1		2.1
Cost of services revenues	42.5	(2.3)	(0.3)	39.9		39.9

Total cost of revenues	49.6	(7.3)	(0.3)	42.0	—	42.0

Gross profit	169.9	7.3	0.3	177.5	5.1	182.6

Gross profit %	77%			81%		81%
Sales and marketing	96.5	—	(0.6)	95.9	—	95.9
Research and development	35.3	—	(0.4)	34.9	—	34.9
General and administrative	21.4	(0.3)	(0.2)	20.9	—	20.9

Total operating expenses	153.2	(0.3)	(1.2)	151.7	—	151.7
Income from operations	16.7	7.6	1.5	25.8	5.1	30.9
Operating profit %	8%			12%		14%
Interest and other income (expense), net	1.1	—	—	1.1	—	1.1

Income before provision for income taxes	17.8	7.6	1.5	26.9	5.1	32.0

Provision for income taxes	(6.8)	(2.9)	(0.5)	(10.2)	(1.9)	(12.1)

Net income	$11.0	$4.7	$1.0	$16.7	$3.2	$19.9

EPS — Basic	$0.12			$0.19		$0.22
EPS — Diluted	$0.12			$0.19		$0.22

Business Objects Reports Third Quarter 2004 Results

Business Objects S.A.
Statement of Operations — Reconciliation of US GAAP to Pro forma Information
For the Nine Months Ended September 30, 2004
(In millions of US dollars, except EPS data)
(Unaudited)

		Add back:				Normalized
		Amortization of				(including add
		Intangible Assets	Add back:		Add back: Lost	back of lost
		and	Amortization of		Deferred	deferred
		Restructuring	Stock-Based	Pro forma	Maintenance	maintenance
	US GAAP	Costs	Compensation	Results	Revenue	revenue)
Net license fees	$337.4	$—	$—	$337.4	$—	$337.4
Services revenues	321.5	—	—	321.5	26.4	347.9

Total revenues	658.9	—	—	658.9	26.4	685.3
Cost of net license fees	20.8	(15.2)	—	5.6		5.6
Cost of services revenues	125.5	(6.9)	(0.9)	117.7		117.7

Total cost of revenues	146.3	(22.1)	(0.9)	123.3	—	123.3

Gross profit	512.6	22.1	0.9	535.6	26.4	562.0

Gross profit %	78%			81%		82%
Sales and marketing	293.0	—	(2.0)	291.0	—	291.0
Research and development	111.6	—	(1.5)	110.1	—	110.1
General and administrative	62.3	(0.9)	(1.0)	60.4	—	60.4
Restructuring costs	1.5	(1.5)	—	—	—	—

Total operating expenses	468.4	(2.4)	(4.5)	461.5	—	461.5
Income from operations	44.2	24.5	5.4	74.1	26.4	100.5
Operating profit %	7%			11%		15%
Interest and other income (expense), net	(2.6)	—	—	(2.6)	—	(2.6)

Income before provision for income taxes	41.6	24.5	5.4	71.5	26.4	97.9

Provision for income taxes	(15.8)	(9.3)	(2.1)	(27.2)	(10.0)	(37.2)

Net income	$25.8	$15.2	$3.3	$44.3	$16.4	$60.7

EPS — Basic	$0.29			$0.50		$0.68
EPS — Diluted	$0.28			$0.49		$0.66

Business Objects Reports Third Quarter 2004 Results

Business Objects S.A.
Supplemental Information
($ in millions of US dollars, except where indicated)
(Unaudited)

									Q3 2004
	2003					2004			% Change
US GAAP Basis	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	over Q3	03
Revenues
Net license fees	$56.2	$62.7	$58.0	$98.3	$275.2	$114.5	$117.2	$105.7	82%
Maintenance and Services revenues
Maintenance revenues	46.0	48.4	53.1	63.2	210.7	73.8	75.6	84.4	59%
Consulting and Training revenues	16.3	17.9	18.0	22.7	74.9	28.9	29.4	29.4	64%

Total Services Revenues	62.3	66.3	71.1	85.9	285.6	102.7	105.0	113.8	60%

Total revenues	$118.5	$129.0	$129.1	$184.2	$560.8	$217.2	$222.2	$219.5	70%

Revenues By Geography
Americas	$51.9	$56.6	$55.3	$78.1	$241.9	$104.1	$104.3	$113.8	106%
EMEA	57.8	63.0	63.3	89.6	273.7	96.4	99.6	87.6	38%
Asia Pacific including Japan	8.8	9.4	10.5	16.5	45.2	16.7	18.3	18.1	72%

Total revenues	$118.5	$129.0	$129.1	$184.2	$560.8	$217.2	$222.2	$219.5	70%

Normalized Revenues by Geography
Americas						$114.2	$111.2	$117.8	1%
EMEA						98.4	100.9	88.4	11%
Asia Pacific including Japan						17.2	18.8	18.4	20%

Total normalized revenues						$229.8	$230.9	$224.6	6%

Less: deferred maintenance revenue write-down						(12.6)	(8.7)	(5.1)

Total revenues, US GAAP basis						$217.2	$222.2	$219.5

License Revenues by Channel
Direct	59%	60%	57%	59%	59%	53%	55%	49%
Indirect	41%	40%	43%	41%	41%	47%	45%	51%

Total net license fees	100%	100%	100%	100%	100%	100%	100%	100%

License Revenue Transaction Sizes
Number of software transactions > $1M	5	7	6	1		7	8	4
Number of software transactions > $200K	58	55	50	80		104	91	78

Selected Balance Sheet Measures
Cash, equivalents and short-term investments	$329	$363	$380	$235		$246	$203	$223
Days Sales Outstanding	53	57	62	66		75	81	75

Headcount
Quota Carrying Sales Representatives	292	294	293	560		553	567	587
Total Headcount (including LOA)	2,145	2,148	2,111	3,918		3,803	3,785	3,815